AEROFLEX ANNOUNCES FISCAL SECOND QUARTER RESULTS

•	Record Second Quarter Revenue and Gross Profit
•	Book-to-Bill Greater than 1:1
•	Repaid $186.6 million of High Yield Debt

PLAINVIEW, New York — February 8, 2011 -- Aeroflex Holding Corp. ("Aeroflex") (NYSE: ARX), a leading global provider of microelectronic components and test and measurement equipment, today announced its financial results for the fiscal second quarter and six months ended December 31, 2010.

In November 2010, Aeroflex successfully completed a $267 million initial public offering.  Almost all of the net proceeds after fees, expenses and extinguishment costs were used to retire $186.6 million of high yield debt.

Record net sales this quarter were driven by continued growth in LTE products, radiation hardened space products and revenue from acquired companies.  GAAP results were impacted by non-recurring costs associated with the initial public offering and the extinguishment of high yield debt.  Compared to the second quarter of fiscal 2010, non-GAAP results for the second quarter of fiscal 2011 include costs associated with the acceleration of research and development projects in Aeroflex Test Solutions to meet customer requirements for new products, and higher operating costs due to the acquisitions of Willtek, Radiation Assured Devices and Advanced Control Components which were not fully integrated during the quarter.

The full fiscal year 2011 non-GAAP effective tax rate expected from our current geographic mix of non-GAAP pre-tax income is 31%.  This rate was applied to our non-GAAP pre tax income for the three and six month periods ended December 31, 2010.

The following tables present selected financial information for the three and six months ended December 31, 2010 and 2009 prepared in accordance with generally accepted accounting principles (“GAAP”) and on a basis other than GAAP (“Non-GAAP”). A reconciliation of GAAP to Non-GAAP is presented at the end of this press release.

	Selected GAAP Results
	(in thousands, except per share data)
	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Net sales	$181,579	$166,739	$337,510	$296,855

Gross profit	94,840	86,658	174,666	151,731
Gross margin	52.2%	51.9%	51.8%	51.1%

Operating income (loss)	(5,351)	22,246	(2,148)	16,520

Net income (loss)	$(11,403)	$(10,614)	$(17,220)	$(31,157)

Net income (loss) per common share - basic	$(0.15)	$(0.16)	$(0.25)	$(0.48)

Weighted average number of common shares outstanding - basic	74,034	65,000	69,517	65,000

	Selected Non-GAAP Results
	(in thousands, except per share data)
	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Net sales	$181,603	$166,772	$337,558	$296,919

Gross profit	95,214	87,059	175,843	152,847
Gross margin	52.4%	52.2%	52.1%	51.5%

Operating income	37,349	39,899	61,241	59,551

Net income (loss)	$12,828	$13,869	$15,463	$13,829

Net income (loss) per common share - basic	$0.17	$0.21	$0.22	$0.21

Weighted average number of common shares outstanding - basic	74,034	65,000	69,517	65,000

Adjusted EBITDA	$42,321	$44,652	$70,732	$69,198

“I am pleased with our second quarter results,” said Len Borow, Chief Executive Officer of Aeroflex.  “Our unique portfolio of intellectual property and market leadership in our core markets have translated into another strong quarter of financial performance.  Our strong gross margins in the second quarter demonstrate the strength and value of our business model. I would like to emphasize that this quarter is difficult to compare to our prior year period due to the acceleration of research and development projects in our ATS business, an expansion of our sales and marketing team in the Asia-Pacific region, increased operating expenses from acquired companies, and an extremely strong second quarter in our last fiscal year.”

Business Outlook

For the fiscal third quarter ending March 31, 2011, Aeroflex expects net sales to be between $192 million and $197 million, Adjusted EBITDA to be between $49 million and $51 million, and non-GAAP net income per share of $.25 and $.27.  The range of expected net income per share was calculated using an effective tax rate of approximately 31%.

Non-GAAP Presentation

This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with Aeroflex's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Aeroflex's results of operations in conjunction with the corresponding GAAP measures.

Aeroflex believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.

Aeroflex believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than Aeroflex, limiting their usefulness as comparative measures.

Webcast and Conference Call Information

We will host a live webcast and conference call at 8:15 a.m. eastern standard time on Wednesday, February 9th during which management will discuss the financial results.  To participate in the live webcast, please visit the events page of our website located at http://ir.aeroflex.com. Please plan to join five to ten minutes before the start of the webcast to facilitate a timely connection. If you are unable to participate and would like to hear a replay of the call, an audio replay of the webcast will be available on our website for approximately 90 days or can be accessed telephonically for domestic callers at (888) 286-8010 or internationally at (617) 801-6888 with pass code 72562744.

About Aeroflex

Aeroflex Holding Corp. is a leading global provider of microelectronic components and test and measurement equipment used by companies in the space, avionics, defense, commercial wireless communications, medical and other markets.

Forward-looking Statements

All statements other than statements of historical fact included in this press release regarding Aeroflex’s business strategy and plans and objectives of its management for future operations are forward-looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Aeroflex’s management, as well as assumptions made by and information currently available to its management.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, adverse developments in the global economy; dependence on growth in customers’ businesses; the ability to remain competitive in the markets Aeroflex serves; the inability to continue to develop, manufacture and market innovative, customized products and services that meet customer requirements for performance and reliability; any failure of suppliers to provide raw materials and/or properly functioning component parts; the  termination of key contracts, including technology license agreements, or loss of key customers; the inability to protect intellectual property; the failure to comply with regulations such as International Traffic in Arms Regulations and any changes in regulations; the failure to realize anticipated benefits from completed acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect Aeroflex; the loss of key employees; exposure to foreign currency exchange rate risks; and terrorist acts or acts of war.   Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions. Aeroflex does not undertake any obligation to update such forward-looking statements.  Any projections in this release are based on limited information currently available to Aeroflex, which is subject to change.  Although any such projections and the factors influencing them will likely change, Aeroflex will not necessarily update the information, since Aeroflex will only provide guidance at certain points during the year.

Contact:
Andrew Kaminsky
Vice President – Corporate Development & Investor Relations
Aeroflex Holding Corp.
(516) 752-6401
andrew.kaminsky@aeroflex.com

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except shares and per share data)

	December 31,	June 30,
Assets	2010	2010
Current assets:
Cash and cash equivalents	$70,643	$100,663
Marketable securities	8,357	-
Accounts receivable, less allowance for doubtful accounts of $2,101 and $1,821	131,222	141,595
Inventories	153,880	126,568
Deferred income taxes	26,030	28,018
Prepaid expenses and other current assets	11,252	10,983
Total current assets	401,384	407,827

Property, plant and equipment, net	99,889	101,662
Non-current marketable securities, net	-	9,769
Deferred financing costs, net	17,435	20,983
Other assets	23,204	21,818
Intangible assets with definite lives, net	214,085	238,313
Intangible assets with indefinite lives	113,844	109,894
Goodwill	458,034	445,874

Total assets	$1,327,875	$1,356,140

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$360	$21,817
Accounts payable	36,967	28,803
Advance payments by customers and deferred revenue	23,185	30,741
Income taxes payable	1,654	4,615
Accrued payroll expenses	19,098	23,082
Accrued expenses and other current liabilities	52,944	58,817
Total current liabilities	134,208	167,875

Long-term debt	695,908	880,030
Deferred income taxes	88,066	138,849
Defined benefit plan obligations	5,605	5,763
Other long-term liabilities	12,983	12,639
Total liabilities	936,770	1,205,156

Stockholders' equity:
Preferred stock $.01 par value; 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 84,789,180 and 65,000,000 shares issued and outstanding	848	650
Additional paid-in capital	642,961	398,291
Accumulated other comprehensive income (loss)	(41,102)	(53,575)
Accumulated deficit	(211,602)	(194,382)
Total stockholders' equity	391,105	150,984

Total liabilities and stockholders' equity	$1,327,875	$1,356,140

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,
	2010	2009

Net sales	$181,579	$166,739
Cost of sales	86,739	80,081
Gross profit	94,840	86,658

Selling, general and administrative costs	38,266	31,573
Research and development costs	21,656	17,261
Amortization of acquired intangibles	15,843	15,514
Termination of Sponsor Advisory Agreement	18,133	-
Restructuring charges	6,293	64
	100,191	64,412
Operating income (loss)	(5,351)	22,246

Other income (expense):
Interest expense	(20,713)	(21,418)
Loss on extinguishment of debt	(25,178)	-
Gain from a bargain purchase of a business	173	-
Other income (expense), net	(378)	422
Total other income (expense)	(46,096)	(20,996)

Income (loss) before income taxes	(51,447)	1,250
Provision (benefit) for income taxes	(40,044)	11,864

Net Income (loss)	$(11,403)	$(10,614)

Net Income (loss) per common share–Basic	$(0.15)	$(0.16)

Weighted average number of common shares outstanding–Basic	74,034	65,000

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Six Months Ended December 31,

	2010	2009

Net sales	$337,510	$296,855
Cost of sales	162,844	145,124
Gross profit	174,666	151,731

Selling, general and administrative costs	74,969	61,703
Research and development costs	43,814	34,442
Amortization of acquired intangibles	31,806	31,119
Termination of Sponsor Advisory Agreement	18,133	-
Restructuring charges	8,092	251
Loss on liquidation of foreign subsidiary	-	7,696
	176,814	135,211
Operating income (loss)	(2,148)	16,520

Other income (expense):
Interest expense	(41,951)	(42,457)
Loss on extinguishment of debt	(25,178)	-
Gain from a bargain purchase of a business	173	-
Other income (expense), net	(407)	479
Total other income (expense)	(67,363)	(41,978)

Income (loss) before income taxes	(69,511)	(25,458)
Provision (benefit) for income taxes	(52,291)	5,699

Net Income (loss)	$(17,220)	$(31,157)

Net Income (loss) per common share–Basic	$(0.25)	$(0.48)

Weighted average number of common shares outstanding–Basic	69,517	65,000

Aeroflex Holding Corp. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)
	Six Months Ended December 31,

	2010	2009
Cash flows from operating activities:
Net income (loss)	$(17,220)	$(31,157)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	41,534	41,774
Gain from a bargain purchase of a business	(173)	-
Acquisition related adjustment to cost of sales	998	246
Loss on liquidation of foreign subsidiary	-	7,696
Loss on extinguishment of debt	25,178	-
Deferred income taxes	(55,926)	2,437
Share-based compensation	1,026	1,045
Non - cash restructuring charges	4,860	-
Amortization of deferred financing costs	2,839	2,386
Paid in kind interest	2,434	8,857
Other, net	1,194	400
Change in operating assets and liabilities, net of effects from purchases of businesses:
Decrease (increase) in accounts receivable	13,629	12,136
Decrease (increase) in inventories	(24,214)	(358)
Decrease (increase) in prepaid expenses and other assets	(1,088)	(4,319)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(6,128)	(19,030)
Net cash provided by (used in) operating activities	(11,057)	22,113
Cash flows from investing activities:
Payments for purchase of businesses, net of cash acquired	(23,591)	-
Capital expenditures	(11,213)	(8,401)
Proceeds from sale of marketable securities	2,000	1,000
Proceeds from the sale of property, plant and equipment	741	845
Other, net	-	(11)
Net cash provided by (used in) investing activities	(32,063)	(6,567)
Cash flows from financing activities:
Net proceeds from issuance of common stock	244,097	-
Repurchase of senior unsecured notes and senior subordinated unsecured term loans, including premiums and fees	(207,690)	-
Debt repayments	(21,458)	(4,012)
Debt financing costs	(3,332)	-
Net cash provided by (used in) financing activities	11,617	(4,012)
Effect of exchange rate changes on cash and cash equivalents	1,483	(483)
Net increase (decrease) in cash and cash equivalents	(30,020)	11,051
Cash and cash equivalents at beginning of period	100,663	57,748
Cash and cash equivalents at end of period	$70,643	$68,799

	Reconciliation of GAAP Operating Income (Loss)
	to Non-GAAP Operating Income (Loss)
	(in thousands)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Operating income (loss) - GAAP	$(5,351)	$22,246	$(2,148)	$16,520
Amortization of acquired intangibles	15,843	15,514	31,806	31,119
Impact of purchase accounting adjustments	450	664	1,397	1,778
Financial sponsor fees	507	771	1,222	1,464
Restructuring costs (a)	6,293	64	8,092	251
Share-based compensation (b)	513	556	1,026	1,045
Termination of financial sponsor advisory agreement	18,133	-	18,133	-
Non-cash loss on liquidation of foreign subsidiary	-	-	-	7,696
Other adjustments	961	84	1,713	(322)

Operating income - Non-GAAP	$37,349	$39,899	$61,241	$59,551

	Reconciliation of GAAP Net Income (Loss)
	to Non-GAAP Net Income (Loss)
	(in thousands)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Net income (loss) - GAAP	$(11,403)	$(10,614)	$(17,220)	$(31,157)
Amortization of acquired intangibles	15,843	15,514	31,806	31,119
Impact of purchase accounting adjustments	450	664	1,397	1,778
Financial sponsor fees	507	771	1,222	1,464
Restructuring costs (a)	6,293	64	8,092	251
Share-based compensation (b)	513	556	1,026	1,045
Termination of financial sponsor advisory agreement	18,133	-	18,133	-
Loss on extinguishment of debt	25,178	-	25,178	-
Amortization of deferred finance fees	1,646	1,193	2,839	2,386
Non-cash loss on liquidation of foreign subsidiary		-	-	7,696
Other adjustments	1,476	88	2,228	(239)
Tax adjustments	(45,808)	5,633	(59,238)	(514)
Net income - Non-GAAP	$12,828	$13,869	$15,463	$13,829

	Calculation of Adjusted EBITDA
	(in thousands)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Net income (loss) - GAAP	$(11,403)	$(10,614)	$(17,220)	$(31,157)
Interest expense	20,713	21,418	41,951	42,457
Provision (benefit) for income taxes	(40,044)	11,864	(52,291)	5,699
Depreciation and amortization	20,648	20,528	41,534	41,774
EBITDA	(10,086)	43,196	13,974	58,773

Non-cash purchase accounting adjustments	391	33	1,046	311
Financial Sponser fees	507	771	1,222	1,464
Restructuring Charges (a)	6,293	64	8,092	251
Share-based compensation (b)	513	556	1,026	1,045
Termination of financial sponsor advisory agreement	18,133	-	18,133	-
Loss on extinguishment of debt	25,178	-	25,178	-
Non-cash loss on liquidation of foreign subsidiary	-	-	-	7,696
Other defined items (c)	1,392	32	2,061	(342)
Adjusted EBITDA	$42,321	$44,652	$70,732	$69,198

(a)	Primarily reflects costs associated with the reorganization of our U.K. operations and consolidation of certain of our U.S. components facilities

(b)	Reflects non-cash share-based compensation expense.

(c)
Reflects other adjustments required in calculating our debt covenant compliance.  These other defined items include pro forma EBITDA for periods prior to the acquisition dates for companies acquired during the periods presented.